SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           January 14, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                       KURCHATOV RESEARCH HOLDINGS, LTD.
            (Exact Name of Registrant as Specified in its Charter)

                        Wiesbadener Street, 17
                       D 12309, Berlin, Germany
               (Address of principal executive offices)

                              49 (0) 30-746 52 09
                            49 (0) 30-746 81 91 (fax)
                    Registrant's telephone number

                      ABERDEEN ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


 Delaware                         0-23761                    13-4000208
(State or other                (Commission               (I.R.S. Employer
jurisdiction of                File Number)             Identification No.)
incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated December 24, 1999, Kurchatov Research Holdings, Ltd. ("Kurchatov" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Aberdeen Acquisition Corporation ("Aberdeen"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 400,000 shares of common stock of Kurchatov (the "Acquisition"). As a result, Aberdeen became a wholly-owned subsidiary of Kurchatov.

        The Acquisition was approved by the unanimous consent of the Board of Directors of Kurchatov on December 22, 1999. The Acquisition was effective on January 14, 2000. The
Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Kurchatov had 21,460,911 shares of common stock issued and outstanding prior to the Acquisition, and 21,860,911 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Kurchatov elected to become the successor issuer to Aberdeen for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 14, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Kurchatov's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                           Number of shares of          Percent  of
                           Common Stock Beneficially    Common Stock
Name                       Owned                        Beneficially Owned (1)

ERBC Holdings, Ltd.        5,000,000 (2)                 22.87%

CIS Development Corp.      7,150,000 (3)                 32.7%

(1)     Based upon 21,860,911 outstanding shares of common stock.
(2) ERBC Holdings, Ltd. is a co-founder of Kurchatov Research Holdings, Ltd. and is beneficially owned by Kurt Seifman.
(3) CIS Development Corp. is a co-founder of Kurchatov Research Holdings, Ltd. and is beneficially owned by Peter Gulko.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Aberdeen and Kurchatov. In evaluating the Acquisition, Aberdeen used criteria such as the value of assets of Kurchatov, Kurchatov's ability to recognize patentability and merchantability of a technology or an invention, Kurchatov's ability to compete in the market for new technologies, the unique nature of Kurchatov's products and developing technologies, Kurchatov's current and anticipated business operations, and Kurchatov's management's experience and reputation in the technology transfer market. In evaluating Aberdeen, Kurchatov placed a primary emphasis on Aberdeen's status as a reporting company under the Section 12(g) of the Securities Exchange Act of 1934, as amended, and Aberdeen's facilitation of Kurchatov's becoming a reporting company under the Act.

        (b) The Company intends to maintain growth at its existing facilities and to achieve its expansion objectives by continuing the search and acquisition of ownership interests in companies with growth capabilities based on proprietary information or technologies emanating from Israel, Russia and Germany.

BUSINESS

COMPANY

        Kurchatov Research Holdings, Ltd. ("Kurchatov" or the "Company"), is a development-stage company, incorporated under the laws of the State of Delaware on October 10, 1995. The Company was organized to identify, assess, acquire and capitalize on innovative technologies introduced and developed by scientists throughout the world with particular emphasis on technologies originating in Israel, Russia and Germany.

        The Company is in the development stage and its efforts, since inception, included the appointment of Russian scientists to the Company's technical advisory board, the negotiation of an agreement with ERBC Holdings, Ltd. ("ERBC") to manage the Company's operations in Russia, the review of certain Israeli heating element technologies for commercialization, and the negotiation of an agreement with Eurotech, Ltd. ("Eurotech") to acquire ownership interest in a certain silicon compound technology known as "EKOR Compound." The Company also has entered into a letter of intent with Bavaria Tech., Ltd. ("Bavaria Tech") to acquire all of the outstanding shares of its common stock on a share for share basis. Bavaria Tech, in turn, intends to acquire a certain device and method for examining metal alloying by means of Gamma or Beta rays technology developed by scientists in Israel.

        The Kurchatov Research Holdings, Ltd. is not, in any form or manner, affiliated with Igor Kurchatov, (1903-1960), a Russian nuclear physicist that led the former Soviet Union's efforts to develop an atomic bomb. Nor is the Company, in any form or manner, other than in the ordinary course of its business, affiliated with the Kurchatov Research Institute in Moscow, Russia.

TECHNOLOGIES

        The Company has acquired interests in two technologies relating to thick film heating elements and organic waste processing with generation of fuel products ("Flexitech's PHE Technology" and "Pirocat's Organic Waste Conversion Technology," respectively). Also, as of December 3, 1999, the Company has transferred its ownership interest in a certain silicon compound ("EKOR Compound") back to Eurotech, Ltd. a technology holding company that owned exclusive rights in the EKOR Compound.

1. Israeli Technologies

        A. Flexitech's PHE Technology. This technology allows for the application of a proprietary polymer thick film onto a polymer, ceramic or metal surface, which, when charged with an energy source, emits heat. The surface to which the film is applied becomes a heating element, thereby allowing for the application of heat directly to the surface to be heated. The more energy is supplied to the polymer film, the higher the temperature. The heating element involved is highly conductive, flexible and energy efficient. The proprietary film which forms the basis of the PHE technology can be printed onto hard-to-reach areas which permits the PHE technology to be intimately applied onto multidimensional surfaces. The advantages of the PHE technology over the existing heat sources include its higher heat dissipation from the unit surface on the surface to be heated, its durability, versatility, very low thermal mass and high price competitiveness with similar heat technologies. The commercial applications of the PHE technology may include consumer heating appliances, automotive industry for heated rear view mirrors, industrial machinery requiring heating elements.

        B. Pirocat's Organic Waste Conversion Technology. Organic Waste Conversion technology represents a process whereby organic elements present primarily in plastics are converted into liquid fuel base products which are used to make market grade gasoline, diesel fuel and fuel oils. The process is based on pyrolisis and catalytic cracking of the hydrocarbons and fluidized bed technologies which have been in use for many years. More specifically, pyrolisis is the process of heating plastic into a liquid. Once liquified, plastic is subjected to catalytic cracking whereby the plastic is broken down to elemental components, including hydrocarbons which comprise fuels such as gasoline. The process appears to offer oil products that are both ecologically cleaner and more economical to produce. The advantages of this conversion technology include better environmental characteristics, higher quality fuel, relative simplicity and low costs of operating.

2. EKOR Compound Technology.

        A. Silicon Compound Technology (the "EKOR Compound"). EKOR Compound is a patented silicon geo-polymer developed by scientists at the Kurchatov Research Institute in Moscow, Russia, specifically for containment of ecologically hazardous radioactive materials that persist from the 1986 explosion of the Chernobyl Nuclear Power Plant Reactor 4 in Chernobyl, Ukraine. Application of the EKOR Compound foam layer is intended to contain radioactive dust in an enclosed area by forming a permanent barrier between the soil and the air thus trapping the contamination. In testings conducted at the Kurchatov Research Institute, the EKOR Compound has been shown to be highly resistant to radiation and structural degradation from exposure to radiation, fire-resistant, water-proof, and capable of being formulated in densities that display considerable structural strength and weight-bearing properties. In high dosage radiation tests, the EKOR Compound has met or exceeded all specifications for containment materials developed by the Chernobyl authorities. Eurotech Ltd. has exclusive licensing rights to the production and application of this compound and is marketing it to the nuclear waste industry as the only tested material capable of containing radioactive waste for hundreds of years.

3. Gamma Ray Examination Technology.

        Gamma Ray Examination technology allows a manufacturer to test and ascertain the homogenuity, precise composition and structure of a metal alloy. More specifically, the technology detects whether two or more materials formed an alloy after the thermal process is deployed to create one and whether the weld is free of cracks or other defects both externally and internally. This feature was not previously available on any other similar device. Bavaria Tech is in the process of completing its acquisition of this technology developed by Israeli scientists. Management of Bavaria Tech has identified several applications for the Gamma Ray Examination technology, including industries in which the composition and reliability of particular materials is critical and any industry that desires to test the efficacy of welds between parts, e.g. automotive, ship building industries, etc. Bavaria Tech is intending to license this technology to individual companies throughout the world in the event that it is successful in acquiring a working prototype of the device utilizing this alloy examination technology.

KEY AGREEMENTS AND TERMS

        In the effort to accomplish its formation goals, the Company has acquired ownership interests in the companies and technologies described below.

        Israeli Heating Elements and Waste Conversion Agreements. The Company has entered into agreements with Ofek Le-Oleh Foundation, Ltd. (the "Foundation"), an Israeli incubator company with an authority to manage and distribute Israeli government funds needed to create infrastructure for the incubation technologies. The Foundation holds a 20% ownership interest in two Israeli companies, Flexitech, Ltd. ("Flexitech"), and Pirocat, Ltd. ("Pirocat"). Under the terms of the agreements with the Foundation, the Company acquired 20% equity interest in certain technologies developed by Flexitech and Pirocat. Flexitech has developed a heating element which can be printed on a thin film substrate and Pirocat has developed a technology which allows for conversion of plastic waste into fuel which can be used to produce gasoline, diesel fuel and heating oil.

        Under the terms of the agreements with those companies, the Company received 20% of each of Flexitech's and Pirocat's common equity in exchange for a $60,000 investment in Flexitech and Pirotech. The $60,000 investment is payable in four payments of $15,000 to each company involved. The first such payment has been paid to each Israeli company. In addition, the Company also obtained an option to purchase additional 20% to 25% of the common equity of either or both Israeli companies for a sum to be determined in the future. This option is exercisable for a period of 90 days commencing after the first year of the period during which Flexitech and Pirocat receive financing from the government of Israel. Such sale of the common equity of both Flexitech and Pirocat requires consent of the Chief Scientist of the Israeli Ministry of Commerce and Technology. Also pursuant to the terms of the same agreements, the Company is represented by a director on each of Flexitech's and Pirocat's Boards' of Directors. Each Board is comprised of four directors: two directors appointed by the Foundation, a director appointed by the scientist, and the Company's director. All decisions of the Board must be made by a majority of the directors.

        EKOR Compound Agreement. The Company has also entered into an agreement with Eurotech Ltd., ("Eurotech"), a technology holding company formed to capitalize on acquisition and commercialization of advanced technologies developed by research institutes and individual researchers worldwide. On December 3, 1999 the Company announced several substantive revisions to the original agreement between parties. Under the terms of the most recent agreement between the Company and Eurotech, Eurotech gives back to the Company its equity holding in the Company and issues 2,000,000 restricted shares of Eurotech common stock to the Company. Additionally, Eurotech assumed a $1,100,000 Kurchatov debt, which will be converted into restricted stock, and Eurotech will pay a 2% perpetual royalty from the gross revenue received on any contract related to the EKOR Compound technology, including sales, servicing and licensing. The original contract did not provide for servicing royalties by Eurotech on the sales of the EKOR Compound. In exchange, Kurchatov gives back to Eurotech Kurchatov's 50% equity interest in the EKOR Compound's profits. The new arrangement was undertaken to allow both companies to independently concentrate on their respective technology areas.

        Kurchatov's Acquisition of Cetoni Umwelttechnolog
Entwicklungs GmbH, ("Cetoni"). On December 6, 1999, the Company announced that is has completed the acquisition of Cetoni, a German company focusing on engineering and design of the consumer products.
The Company has agreed to acquire all assets of Cetoni and to assume a certain part of Cetoni's liabilities. As consideration for the acquisition, the Company delivered to the principal shareholders of Cetoni an aggregate of 5,000,000 share of common stock of the Company. During years prior to the acquisition, Cetoni has focused its engineering and design resources on the development of product offerings in the automotive and consumer sector products, e.g.
bathroom accessories, resealable pop-top can technology, resalable soft pack technology, fruit peeler, and butter spreader. Cetoni products have been sold to the consumer markets in Europe and the United
States through retail and wholesale distributors.

        A Proposed Bavaria Tech, Ltd. Agreement. On May 26, 1999, the Company entered into a non-binding letter of intent with Bavaria Tech, an affiliate of the Company by virtue of common principal shareholders. The letter of intent contemplates a proposed acquisition of all of Bavaria Tech'a outstanding shares of common stock for the common stock of the Company. The number of shares to be exchanged is initially set on a one-for-one basis and would approximate 9.5 million shares. This number of shares is subject to adjustment based upon a valuation of the assets Bavaria Tech. Bavaria Tech is in the process of completing its acquisition of a certain device and method for examining metal alloying by means of gamma or beta rays ("Gamma Ray Examination Technology") developed by Israeli scientists. No assurance is given that the Company will complete the proposed acquisition of Bavaria Tech or that if such transaction is consummated that the Company will be successful in marketing Bavaria Tech's products, that any such products or technologies gain market acceptance, that superior products or technologies will not be developed which may render these products or technologies obsolete, or that the Company will generate sufficient revenue therefrom.

CURRENT OPERATIONS

        The competition in the technology proliferation and transfer market is highly intense and is based on product and technology recognition and acceptance, novelty and marketability of an invention, price, and sales expertise. Currently, the Company has placed the primary emphasis on product development, dependability and patentability of its acquired inventions. As a part of the Company's day-to-day operations, the Company's consultants review a number of technologies, innovations, ideas and intellectual properties with the purpose of evaluating the novelty of a technological idea, assessing additional research and development investment required to bring an invention to a point where it may be commercially exploited, and prospects for patentability and marketability of a reviewed technology. The Company consultants also estimate the costs and time required to complete research and development of a technology necessary to achieve commercial viability as well as initial steps required for introducing the technology to the market, e.g. production of samples and development of marketing strategy and documentation required to obtain patent protection covering the technology. A proposed acquisition of an invention or technology is usually accomplished by means of equity investment, purchase, assignment and licensing arrangements directly from the scientists or technology developers.

         To date, the Company has not generated any revenues from any of its acquired technologies and is currently operating at a loss. The Company requires additional funding to achieve its growth objectives. If the Company does not receive additional funding, it will not be able to pursue the intended marketing plan and, in such case, may not be able to successfully conduct its operations. There is no assurance that the Company will be successful in marketing any of its technologies or in generating any meaningful revenues from operations.

MARKETING

        The Company's primary business focus is placed upon the commercialization of advanced technologies and commercial products resulting therefrom. The Company anticipates that chemical manufacturing, radioactive contamination containment, correction and transportation industries will be the primary markets for the Company's products and technologies. The Company has limited experience in marketing of products and services in these fields and intends to rely on licensing and joint venture opportunities with multinational companies for the marketing and sale of its technologies.

        Also, with the acquisition of Cetoni, the Company acquired a wide range of basic consumer products to be distributed both at the retail and wholesale level worldwide. The Company also has little experience marketing products of a consumer nature. There is no assurance that the Company will be successful in developing a market for any of its products or that it will gain any market recognition and acceptance.

TRADEMARKS AND PATENTS

        Israeli PHE and Waste Conversion Patents. The Company has entered into exclusive patent arrangements with Flexitech and Pirocat concerning Heating Element and Waste Conversion technologies.

        EKOR Compound Technology. Eurotech, Ltd. holds exclusive rights of all right, title and interest, inclusive of all patent and other intellectual property rights, in and to the EKOR Compound technology in Canada, China, Japan, Republic of Korea, the United States of America, Ukraine and all member countries of the European Patent Agreement (the "EAPS") until August 1, 2014. On March 23, 1999, EAPS was issued a patent on the process for manufacturing its EKOR Compound from the United States Patent and Trademark Office, Patent No. 5,886,060. On November 28, 1997, the Ministry of Health of the Russian Federation certified EKOR Compound and its components as non-toxic, thereby allowing for EKOR's production, delivery, sale and use in the Russian Federation.

        Cetoni's consumer patents. The Company has acquired several patents as a result of the acquisition of Cetoni. All of the patent arrangements entered by the Company are on an exclusive basis.

        Gamma Ray Examination Technology. Under the terms of the proposed acquisition of Bavaria Tech by the Company, the Company intends to acquire Gamma Ray Examination Technology patent only. This transaction is not complete as of the date of filing of this report.

PROPERTY

        The Company's principal executive offices are at ERBC Holdings, Ltd. in Berlin, Germany. The 800 square feet executive space is located at Wiesbadener Street, 17, D 12309, Berlin, Germany and its telephone number is (30) 746 5209. This building is a leased facility with a monthly rent of $800.00. The lease term is one year and it will terminate on December 31, 1999. The Company is currently in process of searching for a new executive space.

EMPLOYEES

        The Company currently employs five full-time and no part-time employees. The Company engages a number of independent consultants to assist in the identification, assessment and acquisition of technologies in the regular course of business.

LITIGATION

        There is no current outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

DESCRIPTION OF SECURITIES

        The Company has an authorized capitalization of 50,000,000 shares of Common Stock, $.0001 par value per share, of which 21,460,911 shares have been issued and outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares have been issued and outstanding.

MARKET FOR THE COMPANY'S SECURITIES

        The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The sale of the Rule 504 of Regulation D shares generated gross proceeds of $613,000 during the year ended December 31, 1997. During March and April of 1999, the Company completed a Convertible Debenture financing for $750,000. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol KRHL. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

        The Company was required to become a reporting company by the close of business on January 19, 2000. Kurchatov acquired all the outstanding shares of Aberdeen to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

          Exchange                            OTC BB

        52-Week Average:  Average Price     1.42 (50-day)    1.74 (200-day)
                          Average Volume    36,100 (50-day)   25,800 (200-day)

        52-Week High               3.625 on Friday, April 30, 1999
        52-Week Low                0.125 on Wednesday, January 13, 1999

    Date                    Volume        High/Ask       Low/Bid      Close

 December 31, 1999          101,000        1 7/8          1 3/8       1 3/8
 January 7, 2000            194,500        2 5/8          1 5/16      2 1/16
 January 12, 2000           33,100         2 1/4          2           2 1/8

MANAGEMENT

Name                                        Age            Title

Hans Joachim Skrobanek                      51       President, Director
Jacques J. Saunder                          79       Director
Hans Joachim Schuerholz                     76       Director

        HANS JOACHIM SKROBANEK serves as president of the Company. From December 1999 to present, Mr. Skrobanek has been a managing director of ERBC Holdings, Ltd. in Berlin, Germany. Mr. Skrobanek was engaged in project financing and technology proliferation from Russia and Ukraine. From 1995 to 1999, Mr. Skrobanek has been employed as a consultant to Eurotech, Ltd. and was directly involved in technology transfers from Russia and Israel to Western markets. Mr. Skrobanek graduated from University of Frankfurt in 1976 with a Bachelor of Commerce degree.

        HANS JOACHIM SCHUERHOLZ serves as a director of the Company. From 1995 to present, Mr. Schuerholz has served as a managing director and consultant for a real estate company in Saxony, Germany. From 1993 to 1995, Mr. Schuerholz was employed as a legal consultant to the City of Dresden, Germany, in the area of restitution and priority investment law. He graduated from University of Menster in 1953 with a legal degree.

        JACQUES J. SAUNDER serves as a director of the Company. For the past 5 years, Mr. Saunder has been the President of Advanced Technologies Industries and from inception until January 2000, President of the Company. Mr. Saunder graduated from College Royale Francais in Berlin, Germany in 1938 with a degree in business, from the Haute Etude Commercial in Paris, France in 1949 and from
City College of New York in 1965.

EXECUTIVE COMPENSATION

        All executive compensation is currently deferred.

RISK FACTORS

        THE COMPANY IS CURRENTLY OPERATING AT A LOSS. As o f December 31, 1998, the Company had a working capital deficiency of $477,873, stockholder deficiency of $435,283 and a net loss of $2,054,513. If losses continue, the Company may need to raise additional capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate if additional sales of its securities cannot be generated or other sources of financing located.

        LIMITED HISTORY OF OPERATIONS. The Company did not commence its operations until 1995. The Company has only a limited history of operations. The Company operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field of technology transfer. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its products and technologies, market awareness, its ability to expand its network of participating distributors, its ability to promptly and accurately recognize a marketable and patentable technology or invention, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

        THE COMPANY MAY NEED ADDITIONAL FINANCING. Future events, including the problems, delays, expenses and difficulties frequently encountered by startup companies may lead to cost increases that could make the Company's source of funds insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

        LOSS OF THE COMPANY KEY EMPLOYEES MAY ADVERSELY AFFECT GROWTH OBJECTIVES. The Company's success in achieving its growth objectives depends upon the efforts of Hans Joachim Skrobanek, President of the Company and other top Company management and research personnel whose international research and academic credentials and industry-wide contacts significantly benefit the Company. The loss of the services of any of these individuals may have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

        THE COMPANY MAY FAIL TO GENERATE SUFFICIENT INTEREST IN ACQUIRED TECHNOLOGIES. The Company must undertake substantial effort to educate the buying public, consumers, businesses and governments, in the United States and worldwide, as to the Company's products and technologies. There is no assurance that the Company will be able to generate interest in and to create and maintain steady demand for its products over time.

        DOING BUSINESS IN THE FORMER SOVIET UNION. The Company has alliances, collaboration agreements, licensing agreements with entities that are based in Russia and Ukraine. Both of these countries have experienced volatile and frequently unfavorable economic, political and social conditions. The Russian economy and the Ukranian economy are characterized by declining gross domestic production, high levels of inflation, increasing rates of unemployment, unstable currencies, and high levels of governmental debt. The prospects of widespread insolvencies and the collapse of various economic sectors exist in both countries. Thus, the Company's business, assets and prospects may be materially and adversely affected by developments with respect to economic, political or social activities in Russia or Ukraine. The Company has no control over such developments and conditions, and, thus, can provide no assurance that such developments and conditions will not adversely affect the its operations.

        TECHNOLOGIES INVOLVING SUBSTANTIAL RISK OF ENVIRONMENTAL HAZARD. Two out of three of the Company's technologies, namely, Pirocat's Organic Waste Conversion Technology and EKOR Compound technology, involve a substantial risk of environmental hazard in the production processes. There is no assurance that the Company will be able to contain the environmental hazards of the production. There is also no assurance that the Company will have sufficient resources to meet the clean-up and possible litigation costs that may be involved in a case of environmental disaster.

        RELIANCE ON FUTURE TECHNOLOGY ACQUISITIONS STRATEGY. The Company expects to rely on technology acquisitions as a primary component of its growth strategy. It regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, and possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance given as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that any such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

        POSSIBLE INABILITY TO FINANCE ACQUISITIONS. In transactions in which the Company agrees to acquire a company for cash, it will have to locate financing from third-party sources such as banks or other lending sources or it will have to raise cash through the sale of its securities. There is no assurance that such funding will be available to the Company when required to close a transaction or if available on terms acceptable to the Company.

        COMMERCIAL VIABILITY OF THE COMPANY'S CURRENT TECHNOLOGIES. The Company was organized to identify, assess, acquire and capitalize on technologies introduced and developed by scientists throughout the world with particular emphasis on technologies originating in Israel, Russia and Germany. These technologies are new and in their research and development stage. Generally, it requires a substantial time and resource effort to bring be able to both recognize a commercially successful technology or invention at an early stage and conduct a successful marketing campaign to sell this technology or invention. There is no assurance that all or any of the Company's research and development efforts will result in commercially viable final products.

        ISRAELI GOVERNMENTAL CONSENT IS NOT GUARANTEED. In addition to the Company's existing equity ownership in Israeli incubator companies, the Company obtained an option to purchase additional 20% to 25% of the common equity of either or both Israeli companies for a sum to be determined in the future. This option is exercisable for a period of 90 days commencing after the first year of the period during which Flexitech and Pirocat receive financing from the government of Israel. Such sale of the common equity of both Flexitech and Pirocat will require the consent of the Chief
Scientist of the Israeli Ministry of Commerce and Technology. There is no assurance that the Company will be able to obtain such consent.

        FAILURE TO ATTRACT QUALIFIED PERSONNEL. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, business administrators and corporate management. There is no assurance that the Company will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

        TRADEMARK PROTECTION AND PROPRIETARY MARKS.   The Company
has obtained several patents and trademarks as a result of its recent company acquisition. There is no assurance that the Company will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation of the Company authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market for the Company's common stock.

        PENNY STOCK REGULATION. The Company's common stock is deemed to be a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date.
If not corrected, many computer applications could fail or create erroneous results in or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.     OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and
Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Aberdeen for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 14, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The sole officer and director of
Aberdeen resigned effective upon completion of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

        No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.     CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS

2.1.    Agreement and Plan of Reorganization between Kurchatov
        Research Holdings, Ltd. and Aberdeen Acquisition
        Corporation, dated December 24, 1999.

*27.1.  Financial Data schedule.
_______
*To be filed by amendment


                                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                           KURCHATOV RESEARCH HOLDINGS, LTD.




                                  By_______________________________
                                     Hans Joachim Skrobanek
                                     President


        Date: January 14, 2000.

EXHIBIT 2.1



       AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among
ABERDEEN ACQUISITION CORPORATION, a Delaware corporation
("Aberdeen"), KURCHATOV RESEARCH HOLDINGS, LTD., a Delaware corporation ("Kurchatov") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Aberdeen.

       Whereas, Kurchatov wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Aberdeen in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

       Now, therefore, Aberdeen, Kurchatov and the Shareholders adopt this plan of reorganization and agree as follows:

       1.      EXCHANGE OF STOCK

       1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Kurchatov at the Closing (defined below) the number of shares of common stock of Aberdeen, $.0001 par value per share, shown opposite their names in Exhibit A, in an exchange for an aggregate of 400,000 shares of voting common stock of Kurchatov, $0.0001 par value per share.

       1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Aberdeen common stock shall surrender such certificate(s) for cancellation to Kurchatov, and shall receive in exchange a certificate or certificates representing the number of full shares of Kurchatov common stock into which the shares of Aberdeen common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Aberdeen shares by the Shareholders shall be effected by the delivery to Kurchatov at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

       1.3. FRACTIONAL SHARES. Fractional shares of Kurchatov common stock shall not be issued, but in lieu thereof Kurchatov shall round up fractional shares to the next highest whole number.

       1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Kurchatov may request in order more effectively to sell, transfer, and assign the transferred stock to Kurchatov and to confirm Kurchatov's title thereto.

       2. RATIO OF EXCHANGE. The securities of Aberdeen owned by the Shareholders, and the relative securities of Kurchatov for which they will be exchanged, are set out opposite their names in Exhibit A.

       3.      CLOSING.

       3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of Cassidy & Associates at 1504 R Street, NW, Washington, D.C. unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

       3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

       4.      UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Aberdeen common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Kurchatov common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Aberdeen common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

       5.      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

       The Shareholders, individually and separately, represent and warrant as follows:

       5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Aberdeen shares which are listed in the attached schedule and which they have contracted to exchange.

       5.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Aberdeen held by the Shareholders.

       6.      REPRESENTATIONS AND WARRANTIES OF ABERDEEN .
Aberdeen represents and warrants that:

       6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Aberdeen is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       6.2.    REPORTING COMPANY STATUS.   Aberdeen has filed with
               the Securities and
Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section12(g) thereunder.

       6.3. REPORTING COMPANY FILINGS. Aberdeen has timely filed and is current on all reports required to be filed by it pursuant to Section13 of the Securities Exchange Act of 1934.


       6.4. CAPITALIZATION. Aberdeen 's authorized capital stock consists of 120,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares are issued or outstanding.

       6.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       6.6. STOCK RIGHTS. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Aberdeen Common or Preferred Stock issued or committed to be issued.

       6.7. CORPORATE AUTHORITY. Aberdeen has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       6.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Aberdeen 's board of directors.

       6.9. SUBSIDIARIES. Except as set out by the schedule attached hereto, Aberdeen has no subsidiaries.

       6.10. FINANCIAL STATEMENTS. Aberdeen's financial statements dated as of
September 30, 1999, copies of which will have been delivered by Aberdeen to Kurchatov prior to the Closing Date (the "Aberdeen Financial Statements"), fairly present the financial condition of Aberdeen as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       6.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Aberdeen Financial Statements, Aberdeen did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       6.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Aberdeen since the date of the Aberdeen Financial
Statements.

       6.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Aberdeen , any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Aberdeen or against any of its officers.

       6.14. CONTRACTS. Except as set out by attached schedule, Aberdeen is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       6.15. TITLE. Except as set out by attached schedule, Aberdeen has good and marketable title to all the real property and good and valid title to all other property included in the Aberdeen Financial Statements. Except as set out in the balance sheet thereof, the properties of Aberdeen are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Aberdeen .

       6.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Aberdeen for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Aberdeen Financial Statements are adequate to cover any such taxes that may be assessed against Aberdeen in respect of its business and its operations during the periods covered by the Aberdeen Financial Statements and all prior periods.

       6.17. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Aberdeen is subject or by which Aberdeen is bound.

       7.      REPRESENTATIONS AND WARRANTIES OF KURCHATOV.
Kurchatov represents and warrants that:

       7.1. CORPORATE ORGANIZATION AND GOOD STANDING. Kurchatov is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       7.2. CAPITALIZATION. Kurchatov's authorized capital stock consists of 50,000,000 shares of Common Stock, $.0001 par value per share, of which 16,505,911 shares have been issued and are outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares have been issued and outstanding.

       7.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       7.4.    STOCK RIGHTS.    Except as set out by attached
schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Kurchatov Common or Preferred
Stock issued or committed to be issued.

       7.5. CORPORATE AUTHORITY. Kurchatov has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       7.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Kurchatov's board of directors.


       7.7. SUBSIDIARIES. Except as set out by attached schedule, Kurchatov has no subsidiaries.

       7.8. FINANCIAL STATEMENTS. Kurchatov's financial statements dated as of December 31, 1998, copies of which will have been delivered by Kurchatov to Aberdeen prior to the Closing Date (the "Kurchatov Financial Statements"), fairly present the financial condition of Kurchatov as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       7.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Kurchatov Financial Statements, Kurchatov did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       7.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Kurchatov since the date of the Kurchatov Financial Statements.

       7.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Kurchatov, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Kurchatov or against any of its officers.

       7.12. CONTRACTS. Except as set out by attached schedule, Kurchatov is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       7.13. TITLE. Except as set out by attached schedule, Kurchatov has good and marketable title to all the real property and good and valid title to all other property included in the Kurchatov Financial Statements. Except as set out in the balance sheet thereof, the properties of Kurchatov are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Kurchatov.

       7.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Kurchatov for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Kurchatov Financial Statements are adequate to cover any such taxes that may be assessed against Kurchatov in respect of its business and its operations during the periods covered by the Kurchatov Financial Statements and all prior periods.


       7.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Kurchatov is subject or by which Kurchatov is bound.

       8.      CONDUCT PENDING THE CLOSING

       Aberdeen, Kurchatov and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

       8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Aberdeen .

       8.2. Aberdeen will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       8.3. No change will be made in the charter documents, by-laws, or other corporate documents of Kurchatov.

       8.4. Kurchatov will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       8.5. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Aberdeen shares of common stock owned by them.

       9.      CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

       The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

       9.1. KURCHATOV'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Kurchatov set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       9.2. KURCHATOV'S COVENANTS. Kurchatov shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

       9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Kurchatov.

       9.4. SUPPORTING DOCUMENTS OF KURCHATOV. Kurchatov shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

       (a) A good standing certificate from the jurisdiction of Kurchatov's organization stating that Kurchatov is a corporation duly organized, validly existing, and in good standing;

       (b) Secretary's certificate stating that Kurchatov's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Kurchatov authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Kurchatov;

       (e)     Kurchatov's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       10.     CONDITIONS PRECEDENT TO OBLIGATION OF KURCHATOV

       Kurchatov's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Kurchatov:

       10.1. SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       10.2. SHAREHOLDERS' COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

       10.3. ABERDEEN 'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Aberdeen set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       10.4. ABERDEEN 'S COVENANTS. Aberdeen shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

       10.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Aberdeen .

       10.6. SUPPORTING DOCUMENTS OF ABERDEEN. Aberdeen shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

       (a) A good standing certificate from the jurisdiction of Aberdeen's organization stating that Aberdeen is a corporation duly organized, validly existing, and in good standing;


       (b) Secretary's certificate stating that Aberdeen's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Aberdeen authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Aberdeen ;

       (e)     Aberdeen's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       11. SHAREHOLDER REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, 1504 R
Street, N.W. Washington, District of Columbia 20009, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Reorganization hereunder.

       12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders, Kurchatov and Aberdeen set out herein shall survive the Closing.

       13.     ARBITRATION

       13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

       13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) in New York City, New York. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

       13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

       13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

       13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

       13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

       13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

       13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

       13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

       13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

       14.     GENERAL PROVISIONS.

       14.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

       14.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       14.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

       14.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Aberdeen, to:

       Aberdeen Acquisition Corporation
       1504 R Street, N.W.
       Washington, D.C. 20009

       If to Kurchatov, to:

       Kurchatov Research Holdings, Ltd.
       Wiesbadener Str. 17
       D-12309
       Berlin, Germany

       If to the Shareholders, to:

       Cassidy & Associates
       1504 R Street, N.W.
       Washington, D.C. 20009

       14.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

       14.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

       14.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

       14.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be the law firm of Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

       14.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

       14.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

       14.11. EFFECTIVE DATE. This effective date of this agreement shall be December 24 1999.

        SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
     AMONG ABERDEEN, KURCHATOV AND THE SHAREHOLDERS OF ABERDEEN


        IN WITNESS WHEREOF, the parties have executed this agreement.


                              ABERDEEN ACQUISITION CORPORATION


                              By___________________________________
                                     James M. Cassidy

                              KURCHATOV RESEARCH HOLDINGS, LTD.


                              By___________________________________
                                     Jacques J. Saunder

                              THE SHAREHOLDERS OF ABERDEEN
                               ACQUISITION CORPORATION:

                              TPG CAPITAL CORPORATION:



                              By__________________________________
                                 James M. Cassidy,
                                          President